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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

Penn National Gaming, Inc.
Wyomissing, Pennsylvania

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 30, 2003 (except for Note 15, which is as of March 14, 2003) relating to the consolidated financial statements of Penn National Gaming, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP Philadelphia, Pennsylvania

August 22, 2003

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  Exhibit 23.1